Exhibit 10.5

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of December 3, 2025, by and among (i) XFC Battery Ltd., an Israeli company limited by shares (together with its successors, “Pubco”), (ii) Andretti Acquisition Corp. II, a Cayman Islands exempted company limited by shares (“SPAC”), (iii) Andretti Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and (iv) the undersigned holder (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA (as defined below).

WHEREAS, on or about the date hereof, (i) SPAC, (ii) StoreDot Ltd., an Israeli company limited by shares (the “Company”), (iii) Pubco, (iv) XFC Israel Merger Sub Ltd., an Israeli company limited by shares and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), and (v) XFC Cayman Merger Sub, a Cayman Islands exempted company limited by shares (“SPAC Merger Sub”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”), pursuant to which, among other matters, (a) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”), and in connection therewith (i) the shares of the Company issued and outstanding immediately prior to the effective time of the Company Merger shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, (ii) at the Company Merger Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Company Merger Effective Time shall, automatically and without any action on the part of the holder thereof, be assumed and adjusted into an option to purchase Pubco Ordinary Shares in accordance with the terms and conditions set forth in the BCA, (iii) at the Company Merger Effective Time, each Company Warrant that is outstanding immediately prior thereto shall, automatically and without any action on the part of the holder thereof, be assumed and adjusted into a warrant exercisable for Pubco Ordinary Shares in accordance with the terms and conditions set forth in the BCA, and (iv) each other Company security that by its terms converts into or is exchangeable for Company Ordinary Shares in connection with, or immediately prior to, the Closing (including, without limitation, the conversion of Company Preferred Shares in accordance with the Current Company Articles) shall so convert or be exchanged in accordance with its terms and, following such conversion or exchange, shall be treated as set forth in clause (i) above, (b) immediately after the consummation of the Company Merger, SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and collectively with the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and in connection therewith, each issued and outstanding security of SPAC immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive a substantially equivalent security of Pubco, and (c) as a result of such Mergers, SPAC and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of the Cayman Islands Companies Act, Israeli Companies Law and other applicable Law;

WHEREAS, Holder beneficially owns certain issued and outstanding equity securities of the Company; and

WHEREAS, in view of the valuable consideration to be received by Holder under the BCA, the parties desire to enter into this Agreement, pursuant to which the portion of the Merger Consideration received by Holder pursuant to the BCA (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) the six (6)-month anniversary of the Closing, and (y) the date after the Closing on which Pubco or its shareholders consummate a third-party tender offer, stock sale, liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in holders of at least a majority of the Pubco Ordinary Shares having the right to exchange their equity holdings in Pubco for cash, securities or other property: (i) lend, offer, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (IV) to Pubco in accordance with the requirements of the BCA, or (V) required by virtue of the laws of the State of Israel; provided, however, that in the case of clauses (I), (II) or (III), it shall be a condition to such transfer that the transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” means: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” means, with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust or charitable organization for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, or (D) if Holder is an entity, as a distribution to limited partners, shareholders, members, or owners of similar equity interests in Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding anything to the contrary in this Agreement, during the Lock-Up Period, (1) each officer (other than the CEO), director or other management-level employee of Pubco (each, a “Management Holder”) who holds Assumed Options may, in one or more transactions, dispose of, transfer or sell Pubco Ordinary Shares issued upon exercise of such Assumed Options (the “Option Shares”) in an aggregate amount not to exceed twenty-five percent (25%) of such Management Holder’s Option Shares as of the Closing, and (ii) Pubco’s Chief Executive Officer (the “CEO”) may, in one or more transactions, dispose of, transfer or sell Option Shares in an aggregate amount not to exceed fifteen percent (15%) of the CEO’s Option Shares as of the Closing.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate or book entry evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF DECEMBER 3, 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the BCA.

2. Miscellaneous.

(a) Effective Date; Termination of BCA. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time, other than to a Permitted Transferee to the extent permitted pursuant to Section 1(a), so long as (i) Holder provides prior written notice to Pubco and (ii) such Permitted Transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. Pubco and SPAC may freely assign any or all of their rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 2), as between the parties hereto, arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 2(d). A party must, in the first instance, provide written notice of any Dispute to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the other Ancillary Documents, the BCA and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in the State of Delaware. The language of the arbitration shall be English.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court) (or in any appellate court thereof) (the “Specified Courts”), except to the extent a Dispute is required to be arbitrated under Section 2(d). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court; provided that the foregoing shall not apply to the extent a Dispute is required to be arbitrated under Section 2(d). Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(h). Nothing in this Section 2(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES THAT THIS WAVIER IS KNOWING, VOLUNTARY AND INTENTIONAL. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(F).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco prior to the Closing, to: c/o StoreDot Ltd. 3 Shenkar Street Herzliya, Israel 4672503 Attn: Doron Myersdorf, DSc, CEO and Co-Founder E-mail:

with copies (which will not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Attn: Sidney Burke; Stephen Alicanti; Josh Kaufman
E-mail: Sidney.burke@us.dlapiper.com;
Stephen.alicanti@us.dlapiper.com;
josh.kaufman@us.dlapiper.com

and

Naschitz, Brandes, Amir & Co.
5 Tuval Street
Tel Aviv, Israel 6789717
Attn: Noga Devecseri Spira; Ido Erlich; Tuvia Geffen
E-mail: nspira@nblaw.com; ierlich@nblaw.com;
tgeffen@nblaw.com

If to Pubco or SPAC after the Closing, to: c/o StoreDot Ltd. 3 Shenkar Street Herzliya, Israel 4672503 Attn: Doron Myersdorf, DSc, CEO and Co-Founder E-mail:

with copies (which will not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Attn: Sidney Burke; Stephen Alicanti; Josh Kaufman
E-mail: Sidney.burke@us.dlapiper.com;
Stephen.alicanti@us.dlapiper.com;
josh.kaufman@us.dlapiper.com

and

Naschitz, Brandes, Amir & Co.
5 Tuval Street
Tel Aviv, Israel 6789717
Attn: Noga Devecseri Spira; Ido Erlich; Tuvia Geffen
E-mail: nspira@nblaw.com; ierlich@nblaw.com;
tgeffen@nblaw.com

If to SPAC at or prior to the Closing, to: Andretti Acquisition Corp. II 100 Kimball Place, Suite 550 Alpharetta, GA Attn: William M. Brown, Chief Executive Officer E-mail:

with copies (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Matthew A. Gray, Esq. and
Stuart Neuhauser, Esq.
Telephone No.: (212) 370-1300
E-mail: mgray@egsllp.com;

sneuhauser@egsllp.com

and

Goldfarb Gross Seligman & Co.
One Azrieli Center, Round Tower
Tel Aviv, Israel 6701101
Attn: Aaron M. Lampert and Daniel Kahn
Telephone No.: 03-607-4444
E-mail: aaron.lampert@goldfarb.com;
daniel.kahn@goldfarb.com

If to the Sponsor, to: Andretti Sponsor II LLC 100 Kimball Place, Suite 550 Alpharetta, GA Attn: William M. Brown, Chief Executive Officer E-mail:

with copies (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Matthew A. Gray, Esq. and
Stuart Neuhauser, Esq.
Telephone No.: (212) 370-1300
E-mail: mgray@egsllp.com;

 sneuhauser@egsllp.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(i) Amendments and Waivers. Any term of this Agreement may be amended only by a written instrument signed by each party hereto; and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Pubco shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco and SPAC or any of the obligations of Holder under any other agreement between Holder and Pubco or SPAC or any certificate or instrument executed by Holder in favor of Pubco or SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco or SPAC or any of the obligations of Holder under this Agreement.

(m) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Counterparts. This Agreement may also be executed and delivered by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

XFC BATTERY LTD.

By:
Name:
Title:

SPAC:

ANDRETTI ACQUISITION CORP. II

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Chief Executive Officer

Sponsor:

Andretti Sponsor II LLC

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Managing Member

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, in addition to the signatures set forth above or in counterpart documents, the party below has executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Address for Notice:

Address:

Telephone No.:
Email: